United States
Securities and Exchange Commission
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AVALON GLOBOCARE CORP.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AVALON GLOBOCARE CORP.
4400 Route 9 South, Suite 3100
Freehold, NJ 07728

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on December 30, 2025

To the Stockholders of Avalon GloboCare Corp.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Avalon GloboCare Corp. (the “Company”) will be held on Tuesday, December 30, 2025, at 9:00 a.m., Eastern Time. The Annual Meeting will be held virtually via the Internet at a virtual audio web conference at www.virtualshareholdermeeting.com/ALBT2025. You will not be able to attend the Annual Meeting at a physical location. At the Annual Meeting, stockholders will consider and vote on the following matters :

(1)    To elect six director nominees to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(2)    To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

(3)    To consider any other matters that may properly come before the Annual Meeting.

Approval of any one proposal is not dependent on stockholders approving any other proposal. Therefore, if stockholders approve one proposal, but not others, the approved proposal would still take effect.

Only stockholders who owned shares of our common stock at the close of business on October 31, 2025 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the Annual Meeting live via the Internet or not, you may vote your shares over the Internet or by marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the Annual Meeting live via the Internet and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares. We designed the format of this year’s Annual Meeting to ensure that our stockholders who attend the Annual Meeting live via the Internet will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors
November 14, 2025	/s/ Wenzhao Lu
Freehold, NJ	Wenzhao “Daniel” Lu
Chairman of the Board of Directors

PROXY STATEMENT

i

AVALON GLOBOCARE CORP.
4400 Route 9 South, Suite 3100
Freehold, NJ 07728

PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement contains information related to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Avalon GloboCare Corp., a Delaware corporation (“Avalon,” the “Company”, “we,” “us,” or “our”), to be held on Tuesday, December 30, 2025 at 9:00 a.m., Eastern Time, or at such other time and place to which the Annual Meeting may be adjourned or postponed. We are planning to hold the Annual Meeting virtually via the Internet, at www.virtualshareholdermeeting.com/ALBT2025. The enclosed proxy is solicited by the Company’s Board of Directors (the “Board”). The proxy materials relating to the Annual Meeting will first be made available to stockholders entitled to vote at the Annual Meeting on or about November 14, 2025. A list of record holders of the Company’s common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at our principal offices at 4400 Route 9 South, Suite 3100, Freehold, NJ 07728, during normal business hours for 10 days prior to the Annual Meeting.

Our proxy materials, including the Notice of Annual Meeting, our Proxy Statement, and our Annual Report for the fiscal year ended December 31, 2024 are available on the Internet at www.proxyvote.com.

About the Meeting

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders on the following matters:

(1)    To elect six director nominees to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(2)    To ratify the appointment of M&K CPAS, PLLC (“M&K”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

(3)    To consider any other matters that may properly come before the Annual Meeting.

Approval of any one proposal is not dependent on stockholders approving any other proposal. Therefore, if stockholders approve one proposal, but not others, the approved proposal would still take effect.

What are the Board’s voting recommendations?

Our Board recommends that you vote:

•        “FOR” the election of each of the director nominees identified herein (Proposal No. 1); and

•        “FOR” the ratification of the appointment of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 2).

If any other matter is properly brought before the Annual Meeting, the Company — through the individuals named in the Company’s proxy card and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy — will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.

Our Board believes that the election of the director nominees identified herein (Proposal No. 1), and the appointment of M&K as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal No. 2) are advisable and in the best interests of the Company and its stockholders, and recommends that you vote “FOR” each of the proposals.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, October 31, 2025 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the Record Date, we had 4,252,009 outstanding shares of common stock.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Attendance at the Annual Meeting shall solely be via the Internet at www.virtualshareholdermeeting.com/ALBT2025 using the 16-digit control number on the proxy card or voting instruction form that accompanied the proxy materials. Stockholders will not be able to attend the Annual Meeting at a physical location.

The live webcast of the Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

An online portal will be available to our stockholders at www.proxyvote.com. By accessing this portal, stockholders will be able to vote in advance of the Annual Meeting. Stockholders may also vote, and submit questions, during the Annual Meeting on www.virtualshareholdermeeting.com/ALBT2025. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the Annual Meeting that are pertinent to the Company and the items being brought for stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder. We have retained Broadridge Financial Solutions to host our virtual annual meeting and to distribute, receive, count and tabulate proxies.

How do I attend and vote shares at the Annual Meeting?

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

Vote on the Internet

If you are a stockholder of record, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you may follow the instructions provided with your proxy materials. Have your proxy materials in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting facilities will be available 24 hours a day until 11:59 p.m., Eastern Time, on December 29, 2025.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing (800) 690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Have your proxy card or voting instruction card in hand when you call. Internet voting facilities will be available 24 hours a day until 11:59 p.m., Eastern Time, on December 29, 2025.

Vote by Mail

You may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Annual Meeting

You will have the right to vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/ALBT2025. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice, proxy card or voting instruction form to vote at our Annual Meeting.

Even if you plan to attend our Annual Meeting remotely, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

How can I submit a question for the Annual Meeting?

Stockholders may submit questions in writing during the Annual Meeting at www.virtualshareholdermeeting.com/ALBT2025. Stockholders will need their Control Number (which can be obtained by following the procedures described under the heading “How do I attend and vote shares at the Annual Meeting?” above).

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the Annual Meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the Annual Meeting matters, as time permits.

What constitutes a quorum?

One-third of the voting power of the shares of capital stock outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 1,417,337 shares of common stock would be required to achieve a quorum. Pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), abstentions will be counted for the purpose of determining whether a quorum is present. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Annual Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count toward the quorum.

How do I vote?

Your vote is important. On or about November 14, 2025, we will begin mailing our proxy materials to all stockholders of record on our books at the close of business on the Record Date and will post our proxy materials at www.proxyvote.com. In addition, that website provides information regarding how you may request to receive proxy materials electronically by email, on an ongoing basis.

You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•        Filing with the Secretary of the Company a notice of revocation;

•        Submitting a later-dated vote by telephone or on the Internet;

•        Sending in another duly executed proxy bearing a later date; or

•        Attending the Annual Meeting remotely and casting your vote in the manner set forth above.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, VStock Transfer LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy or to vote at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What are “broker non-votes”?

Brokers, banks or other nominees are permitted to use discretionary voting authority to vote for proposals that are deemed “routine” by the New York Stock Exchange (the “NYSE”), which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers, banks or other nominees are not permitted to use discretionary voting authority to vote for proposals that are deemed “non-routine” by the NYSE. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your broker, bank or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

Proposal No. 1 (election of directors) is generally considered to be a “non-routine” matter and brokers, banks or other nominees are not permitted to vote on “non-routine” matters if the broker, bank or other nominee has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers, banks or other nominees how they wish to vote their shares on Proposal No. 1.

Proposal No. 2 (ratification of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2025) is generally considered to be a “routine” matter, and hence a broker, bank or other nominee may be able to vote on Proposal No. 2 even if it does not receive instructions from the beneficial owner.

What vote is required to approve each proposal?

With respect to Proposal No. 1 (election of directors), the directors will be elected by a plurality of the votes cast at the Annual Meeting, and the director nominees who receive the greatest number of votes up to the maximum number of directors to be elected at the Annual Meeting will be elected. You may vote “FOR” or “WITHHOLD” authority to vote for each of the director nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will not affect the election of such nominees. Brokers do not have discretionary authority to vote on this matter. As a result, “broker non-votes,” if any, will not affect the outcome of the vote on Proposal No. 1.

With respect to Proposal No. 2 (the ratification of M&K as our independent registered public accounting firm for our fiscal year ending December 31, 2025) and the approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the votes cast by the holders of the shares of our common stock present or represented by proxy at the Annual Meeting and voting on such proposal, is required for approval. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal No. 2. Abstentions will have no effect on the outcome of Proposal No. 2. Brokers have discretionary authority to vote on Proposal No. 2. Because Proposal No. 2 is “routine,” no broker non-votes will occur on Proposal No. 2.

The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of the vote with respect to Proposal No. 2. However, if stockholders do not ratify the selection of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2025, our Audit Committee may reconsider the selection of M&K as our independent registered public accounting firm.

Under the DGCL, holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

What happens if stockholders approve one or more proposals but not others?

Approval of any one proposal is not dependent on stockholders approving any other proposal. If stockholders approve one proposal, but not others, the approved proposal would still take effect.

Do any officers or directors have any interest in Proposal No. 2?

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in Proposal No. 2 that is not shared by all of our other stockholders.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL NO. 1: TO ELECT SIX DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL
MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of seven directors: Wenzhao “Daniel” Lu, David Jin, M.D., Ph.D., Lourdes Felix, Steven A. Sanders, William B. Stilley, III, Wilbert J. Tauzin II, and Tevi Troy. On November 12, 2025, Dr. Jin notified us of his intent to resign as our Chief Executive Officer and as a director, effective November 30, 2025, as a result of a personal health issue. As noted below, six of our incumbent directors have been nominated for re-election at the Annual Meeting. Our Board has commenced a search for a director to fill the vacancy that will be created on November 30, 2025 by Dr. Jin’s resignation. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors then in office, even if less than a quorum of the Board. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier resignation, death or removal.

Directors are elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the six nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election until the Next Annual Meeting

The following table sets forth the name, age and position(s) of each of our directors who are up for re-election at the Annual Meeting:

Name	Age	Position
Wenzhao “Daniel” Lu	67	Chairman of the Board of Directors
Lourdes Felix	57	Director
Steven A. Sanders	80	Director
William B. Stilley, III	57	Director
Wilbert J. Tauzin II	82	Director
Tevi Troy	58	Director

The following includes a brief biography of each of the nominees standing for election to the Board at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee of the Board and the Board to determine that the applicable nominee should serve as a member of our Board.

Wenzhao “Daniel” Lu.    Mr. Lu has served as our Chairman of the Board since October 10, 2016. He is a seasoned healthcare entrepreneur with extensive operational knowledge and experience in the U.S. and Asia. He served as chairman of the board of directors of the Daopei Medical Group (“DPMG”) from 2010 to 2021. Under his leadership, DPMG operated three top-ranked private hospitals (located in Beijing and Hebei), specialty hematology laboratories, and a hematology research institute, with more than 100 partnering and collaborating hospitals in China. DPMG was founded by Professor Daopei Lu, a renowned hematologist pioneering in hematopoietic stem cell transplant and a member of the Academy of Engineering in China. Mr. Lu received a Bachelor of Arts from Temple University Tyler School of Arts in 1988 and subsequently worked as senior Art Director at Ogilvy & Mather Advertising Company.

In 2009, prior to joining DPMG, Mr. Lu served as Chief Operating Officer of BioTime Asia Limited, a subsidiary of BioTime, Inc. (NYSE American: BTX). We believe Mr. Lu is qualified to serve as a director because of his extensive operational knowledge of, and executive level management experience in, the healthcare industry.

Lourdes Felix.    Ms. Felix has served as a member of the Board since January 9, 2023. Ms. Felix is an entrepreneur and corporate finance executive with 30 years of combined experience in capital markets, public accounting and in the private sector. She presently serves as Chief Executive Officer, Chief Financial Officer, and a member of the board of directors of BioCorRx, Inc., a company focused on addiction treatment solutions and related disorders. She has been with BioCorRx, Inc. since October 2012. Ms. Felix is one of the founders and President of BioCorRx Pharmaceuticals Inc., a majority owned subsidiary of BioCorRx, Inc. Prior to joining BioCorRx, Inc., her experience was in the private sector and public accounting. Ms. Felix has expertise in finance, accounting, company-wide operations, budgeting, and internal control principles including GAAP, SEC, and SOX Compliance. She has thorough knowledge of federal and state regulations and has successfully managed and produced SEC regulatory filings. She also has extensive experience in developing and managing financial operations. Ms. Felix holds a Bachelor of Science degree in Accounting from the University of Phoenix. She continued her education and is an MBA candidate at D’Amore-McKim School of Business, Northeastern University. Ms. Felix is qualified to serve as a director because of her extensive investment and executive level management experience.

Steven A. Sanders.    Mr. Sanders has served as a member of the Board since July 30, 2018. Since January 2017, Mr. Sanders has been Of Counsel to the law firm of Ortoli Rosenstadt LLP. From July 2007 until January 2017, Mr. Sanders was a Senior Partner at Ortoli Rosenstadt LLP. From January 1, 2004 until June 30, 2007, he was Of Counsel to the law firm of Rubin, Bailin, Ortoli, LLP. From January 1, 2001 to December 31, 2003, he was Counsel at the law firm of Spitzer & Feldman PC. Mr. Sanders also serves as a member of the board of directors of Blueport Acquisition Ltd (Nasdaq: BPAC) and Helijet International, Inc. From March 2018 to January 2024, he also served as a director of ElectraMeccanica Vehicles Corp., previously a Nasdaq-listed company. Additionally, since October 2013, he has been a member of the board of directors at the American Academy of Dramatic Arts, and, since February 2015, has been a member of the board of directors of the Bay Street Theater. Mr. Sanders received his JD from Cornell University and his BBA from The City College of New York. We believe Mr. Sanders is qualified to serve as a director because of his corporate, securities and international law experience, including working with companies in the life sciences industry.

William B. Stilley, III.    Mr. Stilley has served as a member of the Board since July 5, 2018. Since January 2023, Mr. Stilley has been the Chief Executive Officer of Adovate, LLC. Previously, he was Chief Executive Officer of Purnovate, Inc., a subsidiary of Adial Pharmaceuticals, Inc. (“Adial”), from January 2021 until May 2023, was Chief Executive Officer of Adial from December 2010 until August 2022, and was a member of Adial’s board of directors from December 2010 until September 2023. From August 2008 until December 2010, Mr. Stilley was at Clinical Data, Inc., where he was the Senior Vice President, Business Development and Strategic Projects. He was the COO and CFO of Adenosine Therapeutics, LLC until it was acquired by Clinical Data, Inc. in August 2008. Mr. Stilley has advised both public and private companies on financing and M&A transactions, has been the interim CFO of a public company, the interim Chief Business Officer and then Advisor for Diffusion Pharmaceuticals from September 2015 through March 2018, the audit chair for public companies, and the COO and CFO of a number of private companies. Before entering the business community, Mr. Stilley served as Captain in the U.S. Marine Corps. Mr. Stilley has an MBA with honors from the Darden School of Business and a B.S. in Commerce/Marketing from the McIntire School of Commerce at the University of Virginia. He currently serves on the Advisory Board of Virginia BIO, the statewide biotechnology organization and has guest lectured at the Darden School of Business and the University School of Engineering. We believe Mr. Stilley is qualified to serve as a director because of his extensive knowledge of the biotechnology industry, significant executive leadership and operational experience, and knowledge of, and experience in, financing and M&A transactions.

Wilbert J. Tauzin II.    Mr. Tauzin has served as a member of the Board since November 1, 2017. From December 2010 until March 1, 2014, Congressman Tauzin served as a Special Legislative Counsel at Alston & Bird LLP. From December 2004 to June 2010, Congressman Tauzin was President and Chief Executive Officer of Pharmaceutical Research and Manufacturers of America, a trade group that serves as one of the pharmaceutical industry’s top lobbying groups. He served 12.5 terms in the U.S. House of Representatives, representing Louisiana’s 3rd Congressional District. From January 2001 through February 2004, Congressman Tauzin served as Chairman of the House Committee on

Energy and Commerce. He also served as a senior member of the House Resources Committee and Deputy Majority Whip. Prior to serving as a member of Congress, Congressman Tauzin was a member of the Louisiana State Legislature, where he served as Chairman of the House Natural Resources Committee and Chief Administration Floor Leader. He served as Lead Independent Director of LHC Group, a publicly traded provider of quality home health care, from 2005 to 2021 and retains the role of Lead Independent Emeritus today. The Congressman also served on the board of directors of Entergy, a Fortune 500 company. In addition, the Congressman chartered a Louisiana State Savings and Loan Association and Chaired its first board of directors. He received a Bachelor of Arts Degree from Nicholls State University and a Juris Doctor degree from Louisiana State University. We believe Congressman Tauzin is qualified to serve as a director because of his extensive knowledge of the pharmaceutical industry and his experience as a director of several publicly traded and privately held companies.

Tevi Troy.    Dr. Troy has served as a member of the Board since June 4, 2018. He is a former Deputy Secretary of the U.S. Department of Health and Human Services. Dr. Troy is a Senior Fellow at the Ronald Reagan Institute and a Senior Scholar at Yeshiva University’s Straus Center. He was the founder and CEO of the American Health Policy Institute and a Senior Fellow at Hudson Institute. On August 3, 2007, Dr. Troy was unanimously confirmed by the U.S. Senate as the Deputy Secretary of HHS. As Deputy Secretary, Dr. Troy was the chief operating officer of the largest civilian department in the federal government, with a budget of $716 billion and over 67,000 employees. Dr. Troy has extensive White House experience, having served in several high-level positions over a five-year period, culminating in his service as Deputy Assistant and then Acting Assistant to the President for Domestic Policy. Dr. Troy has held high-level positions on Capitol Hill as well. From 1998 to 2000, Dr. Troy served as the Policy Director for Senator John Ashcroft. From 1996 to 1998, Dr. Troy was Senior Domestic Policy Adviser and later Domestic Policy Director for the House Policy Committee, chaired by Christopher Cox. In addition to his senior level government work and health care expertise, Dr. Troy is also a best-selling presidential historian and the author of five books, including, most recently, “The Power and the Money: Epic Clashes Between Commanders in Chief and Titans of Industry.” Dr. Troy’s many other affiliations include contributing editor for Washingtonian magazine; member of the publication committee of National Affairs; member of the Board of Fellows of the Jewish Policy Center; a Senior Fellow at the Potomac Institute; and a member of the Bipartisan Commission on Biodefense. Dr. Troy has a B.S. in Industrial and Labor Relations from Cornell University and an M.A. and Ph.D. in American Civilization from the University of Texas at Austin. We believe Dr. Troy is qualified to serve as a director because of his extensive knowledge of the healthcare industry and his significant leadership experience.

Family Relationships

There are no family relationships among our directors or executive officers.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Composition of Board of Directors

Our Board is currently composed of seven directors: Wenzhao “Daniel” Lu, David Jin, M.D., Ph.D., Lourdes Felix, Steven A. Sanders, William B. Stilley, III, Wilbert J. Tauzin II, and Tevi Troy. On November 12, 2025, Dr. Jin notified us of his intent to resign as our Chief Executive Officer and as a director, effective November 30, 2025, as a result of a personal health issue. Our Board has commenced a search for a director to fill the vacancy that will be created on November 30, 2025 by Dr. Jin’s resignation. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of Board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Board of Directors Meetings

The primary responsibility of the Board is to provide oversight, strategic guidance, counseling, and direction to our management team. Our Board meets on a regular basis and additionally as required. Our Board met five times in 2024. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). We do not have a formal policy requiring members of the Board to attend our annual meetings of stockholders. Two of our directors attended the annual meeting of stockholders held in 2024. We expect that two directors will attend the 2025 Annual Meeting.

Director Independence

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”). Under Nasdaq rules, independent directors must comprise a majority of our Board. In addition, Nasdaq rules require that all the members of such committees be independent. Members of our Audit Committee, as defined below, must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Compensation committee members must also satisfy the independence criteria established by Nasdaq in accordance with Rule 10C-1 under the Exchange Act. Under Nasdaq rules, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that Steven A. Sanders, Lourdes Felix, William B. Stilley, III and Tevi Troy do not, respectively, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq and the Securities and Exchange Commission (the “SEC”).

In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee named above are defined and described below. Members serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee.    We have a separately designated standing audit committee of the Board, established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of William Stilley, Steven Sanders and Tevi Troy, with Mr. Stilley serving as the Chair of the Audit Committee. The Board has determined that each director currently serving on our Audit Committee is an “independent director” as defined by Nasdaq applicable to members of an audit committee and Rule 10A-3(b)(i) under the Exchange Act. In addition, Mr. Stilley is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and demonstrates “financial sophistication” as defined by Nasdaq rules. The Audit Committee is appointed by the Board to assist with monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our internal and external auditors.

The principal functions and responsibilities of the Audit Committee include:

•        reviewing our annual audited financial statements with management and our independent auditors, including major issues regarding accounting and auditing principles and practices and financial reporting that could significantly affect our financial statements;

•        reviewing our quarterly financial statements with management and our independent auditor prior to the filing of our Quarterly Reports on Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements;

•        recommending to the Board the appointment of, and continued evaluation of the performance of, our independent auditor;

•        approving and conducting a review of all related party transactions for potential conflict of interest situations on an ongoing basis;

•        approving the fees to be paid to our independent auditor for audit services and approving the retention of our independent auditor for non-audit services and all fees for such services;

•        reviewing periodic reports from our independent auditor regarding our auditor’s independence, including discussion of such reports with the auditor;

•        reviewing the adequacy of our overall control environment, including internal financial controls and disclosure controls and procedures; and

•        reviewing with our management and legal counsel legal matters that may have a material impact on our financial statements or our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

During the fiscal year ended December 31, 2024, the Audit Committee met four times. The Audit Committee is governed by a written charter, as adopted by the Board. A copy of the Audit Committee Charter is posted under the “Investors” tab under “Corporate Governance” on our website, which is located at www.avalon-globocare.com.

Compensation Committee.    The Compensation Committee of the Board consists of Lourdes Felix, Steven Sanders and Tevi Troy, with Ms. Felix serving as the Chair of the Compensation Committee. The Board has determined that each member of the Compensation Committee is considered (i) an “independent director” as defined by Nasdaq rules applicable to members of a compensation committee; (ii) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act; and (iii) an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits as well as director compensation. The Compensation Committee also administers our equity incentive plans. The Compensation Committee works with the Chairman of the Board and our Chief Executive Officer and reviews and approves compensation decisions regarding senior management, including compensation levels and equity incentive awards. The Compensation Committee also approves employment and compensation agreements with our key personnel and directors. The Compensation Committee has the power and authority to conduct or authorize studies, retain independent consultants, accountants or others, and obtain unrestricted access to management, our internal auditors, human resources and accounting employees and all information relevant to its responsibilities.

The principal functions and responsibilities of the Compensation Committee include:

•        reviewing and approving the Company’s compensation guidelines and structure;

•        reviewing and approving, on an annual basis, the corporate goals and objectives with respect to compensation for the Chief Executive Officer;

•        reviewing and approving, on an annual basis, the evaluation process and compensation structure for the Company’s other officers, including salary, bonus, incentive and equity compensation;

•        periodically reviewing and making recommendations to the Board regarding the compensation of non-management directors; and

•        developing the executive compensation philosophy and reviewing and recommending to the Board for approval all compensation policies and compensation programs for the executive team.

During the fiscal year ended December 31, 2024, the Compensation Committee met two times. The Compensation Committee is governed by a written charter, as adopted by our Board. A copy of the Compensation Committee Charter is posted under the “Investors” tab under “Corporate Governance” on our website, which is located at www.avalon-globocare.com.

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee consists of Steven Sanders, William Stilley and Tevi Troy, with Mr. Sanders serving as the Chair of our Nominating and Corporate Governance Committee. Our Board has determined that each member of the Nominating and Governance Committee is an “independent director” as defined by Nasdaq rules. The Nominating and Corporate Governance Committee is generally responsible for recommending to our full Board certain policies, procedures, and practices designed to ensure that our corporate governance policies, procedures, and practices continue to assist the Board and our management in effectively and efficiently promoting the best interests of our stockholders. The Nominating and Corporate Governance Committee is also responsible for selecting and recommending for approval by our Board and our stockholders a slate of director nominees for election at each of our annual meetings of stockholders, and otherwise for determining the board committee members and chairpersons, subject to ratification by our Board, as well as recommending to the Board director nominees to fill vacancies or new positions on the Board or its committees that may occur or be created from time to time, all in accordance with our bylaws and applicable law.

In identifying independent candidates, with significant senior-level professional experience, to be nominated as potential members of our Board, the Nominating and Corporate Governance Committee solicits candidates from the Board, senior management and others, and may engage a search firm in the process. The Nominating and Corporate Governance Committee reviews and narrows the list of candidates and interviews potential nominees. The final candidate is also introduced and interviewed by the Board and the lead director if one has been appointed. In general, in considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of our stockholders. Further, specific consideration is given to, among other things, diversity of background and experience that a candidate would bring to our Board. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names, together with appropriate biographical information and background materials to our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered.

The principal functions and responsibilities of the Nominating and Corporate Governance Committee include:

•        developing and maintaining our corporate governance policy guidelines;

•        developing and maintaining our Code of Business Conduct and Ethics;

•        overseeing the interpretation and enforcement of our Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial and Accounting Officers;

•        evaluating the performance of our Board, its committees, and committee chairpersons and our directors; and

•        selecting and recommending a slate of director nominees for election at each of our annual meetings of the stockholders and recommending to the Board director nominees to fill vacancies or new positions on the Board or its committees that may occur from time to time.

During the fiscal year ended December 31, 2024, the Nominating and Corporate Governance Committee met one time. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board. A copy of the Nominating and Corporate Governance Committee Charter is posted under the “Investors” tab under “Corporate Governance” on our website, which is located at www.avalon-globocare.com.

Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis.

•        the name and address of record of the security holder;

•        a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

•        the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•        a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

•        a description of any arrangements or understandings between the security holder and the proposed director candidate; and

•        the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below. Assuming that appropriate information is timely provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The positions of our Chairman of the Board and Chief Executive Officer are separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our Chairman and Chief Executive Officer positions to be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” in our 2024 Annual Report, as the same may be updated from time to time, and in our other filings with the SEC. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks.

Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, NJ 07728, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our employees, officers and directors. A copy of the Code of Business Conduct and Ethics is posted under the “Investors” tab under “Corporate Governance” in our website, which is located at www.avalon-globocare.com. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in filings with the SEC.

Insider Trading Arrangements and Policies

We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy is available on our website: https://www.avalon-globocare.com/investors/corporate-governance/governance-documents. In addition, with regard to us trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements in all respects.

Anti-Hedging Policy

Under the terms of our insider trading policy, we prohibit each officer, director and employee, and each of their family members and controlled entities, from engaging in certain forms of hedging or monetization transactions. Such transactions include those, such as zero-cost collars and forward sale contracts, that would allow them to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and to continue to own the covered securities but without the full risks and rewards of ownership.

Limitation of Director Liability and Indemnification

The DGCL authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our Certificate of Incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with us.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of copies of Forms 3, 4 and 5 furnished to us, we believe that all of our directors, executive officers and 10% stockholders timely filed all reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2024.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Serving in Position Since
David Jin, M.D., Ph.D.(1)	57	Chief Executive Officer, President and Director	2016
Luisa Ingargiola	58	Chief Financial Officer	2017
Meng Li(1)	47	Chief Operating Officer and Secretary	2016

____________

(1)      On November 12, 2025, Dr. Jin notified us of his intent to resign as our Chief Executive Officer and as a director, effective November 30, 2025, as a result of a personal health issue. On November 13, 2025, the Board appointed Ms. Li, our current Chief Operating Officer, as interim Chief Executive Officer, effective November 30, 2025. Our Board has commenced a search for a director to fill the vacancy that will be created on November 30, 2025 by Dr. Jin’s resignation.

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

David Jin, M.D., Ph.D., Chief Executive Officer and Director.    Dr. Jin has served as our Chief Executive Officer, President and as a member of our Board since September 14, 2016. From 2009 to 2017, Dr. Jin served as the Chief Medical Officer of BioTime, Inc. (NYSE American: BTX), a clinical stage regenerative medicine company with a focus on pluripotent stem cell technology. Dr. Jin also acts as a senior translational clinician-scientist at the Howard Hughes Medical Institute and the Ansary Stem Cell Center at Weill Cornell Medical College of Cornell University. Dr. Jin previously served as Chief Consultant/Advisor for various biotech/pharmaceutical companies regarding hematology, oncology, immunotherapy and stem cell-based technology development. Dr. Jin has been Principal Investigator in more than 15 pre-clinical and clinical trials, as well as an author/co-author of over 80 peer-reviewed scientific abstracts, articles, reviews, and book chapters. Dr. Jin studied medicine at SUNY Downstate College of Medicine in Brooklyn, New York. He received his clinical training and subsequent faculty tenure at the New York-Presbyterian Hospital (the teaching hospital for both Cornell and Columbia Universities) in the areas of internal medicine, hematology, and clinical oncology. Dr. Jin was honored as Top Chief Medical Officer by ExecRank in 2012, as well as recognized by Leading Physicians of the World in 2015. We believe Dr. Jin is qualified to serve as a director because of his role with us, and his extensive operational knowledge of, and executive level management experience in, the healthcare industry. On November 12, 2025, Dr. Jin notified us of his intent to resign as our Chief Executive Officer and as a director, effective November 30, 2025, as a result of a personal health issue.

Luisa Ingargiola, Chief Financial Officer.    Ms. Ingargiola has served as our Chief Financial Officer since February 21, 2017. Ms. Ingargiola has significant experience serving as Chief Financial Officer or Audit Chair for multiple Nasdaq and New York Stock Exchange companies. She currently serves as Director and Audit Chair for several public companies, including Dragonfly Energy (DFLI) and Vision Marine (VMAR) She also serves as Director for XOS Trucks (XOS). From March 2018 to January 2024, she served as a director of ElectraMeccanica Vehicles Corp., previously a Nasdaq-listed company and has held several other roles as Director as Audit Chair for several public companies. From 2007 through 2016, Ms. Ingargiola served as the Chief Financial Officer and then a member of the board of directors at MagneGas Corporation (Nasdaq: MNGA). Prior to 2007, Ms. Ingargiola held various roles as Budget Director and Investment Analyst in several private companies. Ms. Ingargiola graduated in 1989 from Boston University with a Bachelor’s degree in Business Administration and a concentration in Finance. In 1996, she received her MBA in Health Administration from the University of South Florida. Ms. Ingargiola is qualified to serve as a Chief Financial Officer because of her extensive knowledge corporate governance, regulatory requirements, executive leadership and knowledge of, and experience in, financing and M&A transactions.

Meng Li, Chief Operating Officer and Secretary.    Ms. Meng Li has served as our Chief Operating Officer and Secretary since October 10, 2016 and served as a member of the Board from October 10, 2016 to July 9, 2018 and from April 5, 2019 through December 30, 2022. Ms. Li has over 15 years of executive experience in international marketing, branding, communications, and media investment consultancy. Ms. Li served as Managing Director at Maxus/GroupM (a WPP Group company) where she was responsible for business P&L and corporate management from 2006 to 2015. Prior to joining Maxus/Group M, Ms. Li worked for Zenith Media (a Publicis Group company) from 2000 to 2006 as Senior Manager. Ms. Li received a Bachelor of Arts in International Economic Law from Dalian Maritime University in China. On November 13, 2025, the Board appointed Ms. Li as interim Chief Executive Officer, effective November 30, 2025.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” and as such, we have opted to comply with the scaled down disclosure rules applicable to a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than the principal executive officer, whose total compensation for 2024 exceeded $100,000 and who were serving as executive officers as of December 31, 2024, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing clause (ii) but for the fact that the individual was not serving as an executive officer as of December 31, 2024. We refer to these individuals as “Named Executive Officers.”

2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dr. David Jin	2024	180,000	—	—	—	—	—	180,000
Chief Executive Officer(1)	2023	330,000	—	—	—	—	—	330,000
Luisa Ingargiola	2024	350,000	—	—	—	—	—	350,000
Chief Financial Officer	2023	350,000	—	—	—	—	—	350,000
Meng Li	2024	205,471	—	—	—	—	—	205,471
Chief Operating Officer(1)	2023	280,244	—	—	—	—	—	280,244

____________

(1)      On November 12, 2025, Dr. Jin notified us of his intent to resign as our Chief Executive Officer and as a director, effective November 30, 2025, as a result of a personal health issue. On November 13, 2025, the Board appointed Ms. Li, our current Chief Operating Officer, as interim Chief Executive Officer, effective November 30, 2025.

Employment Agreements

David Jin

On December 1, 2016, the Company entered into an Executive Employment Agreement with David Jin, the Company’s CEO and President. Pursuant to the agreement, Dr. Jin was employed as President and Chief Executive Officer of the Company, which agreement had a term initially through November 30, 2017 unless earlier terminated pursuant to the terms of the agreement. On February 20, 2020, the Company entered into a Letter Agreement with Dr. Jin pursuant to which the term of Dr. Jin’s Executive Employment Agreement was extended an additional three years. During the term of the agreement, Dr. Jin is entitled to a base salary and will be eligible for a discretionary performance bonus, equity awards and to participate in employee benefits plans as the Company may institute from time to time at the discretion of the Board.

On January 3, 2019, the Company entered into a Letter Agreement with Dr. Jin, pursuant to which his annual base salary set forth in his employment agreement was increased to $360,000, effective January 1, 2019. Pursuant to the agreement, Dr. Jin may be terminated for “cause” as defined and Dr. Jin may resign for “good reason” as defined. In the event Dr. Jin is terminated without cause or resigns for good reason, the Company will be required to pay Dr. Jin all accrued salary and bonuses, reimbursement for all business expenses and Dr. Jin’s salary for one year. In the event Dr. Jin is terminated with cause, resigns without good reason, dies or is disabled, the Company will be required to pay Dr. Jin all accrued salary and bonuses and reimbursement for all business expenses. Under the agreement Dr. Jin is subject to confidentiality, non-compete and non-solicitation restrictions. This agreement has not been extended, however Dr. Jin is continuing his employment with the Company at will and otherwise under the same terms and conditions, except that Dr. Jin agreed to a salary reduction as set forth in the table above for the years ended December 31, 2024 and 2023 as part of the Company’s cost reduction measures.

Luisa Ingargiola

On February 21, 2017, Ms. Ingargiola and the Company entered into an Executive Retention Agreement effective February 9, 2017, pursuant to which Ms. Ingargiola agreed to serve as Chief Financial Officer in consideration of an annual salary. On January 3, 2019, the Company entered into a Letter Agreement with Ms. Ingargiola, pursuant to which her annual base salary set forth in her employment agreement was increased to $350,000 effective January 1, 2019.

The employment of Ms. Ingargiola is at will and may be terminated at any time, with or without formal cause. Pursuant to the terms of Executive Retention Agreement with Ms. Ingargiola, the Company has agreed to provide specified severance and bonus amounts and to accelerate the vesting on her equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreements.

In the event of a termination upon a change of control, Ms. Ingargiola is entitled to receive an amount equal to 12 months of her base salary and the target bonus then in effect for the executive officer for the year in which such termination occurs, such bonus payment to be pro-rated to reflect the full number of months the executive remained in the Company’s employ. In addition, the vesting on any stock option held by the executive officer will be accelerated in full. At the election of the executive officer, the Company will also continue to provide health-related employee insurance coverage for twelve months, at the Company’s expense.

In the event of an involuntary termination, Ms. Ingargiola is entitled to receive an amount equal to six months of her base salary and the target bonus then in effect for the executive officer for the six months in which such termination occurs, such bonus payment to be pro-rated to reflect the full number of months the executive remained in the Company’s employ. Such payment will be increased to 12 months upon the one-year anniversary of the retention agreement. In addition, the vesting on any stock option held by the executive officer will be accelerated in full. At the election of the executive officer, the Company will also continue to provide health-related employee insurance coverage for twelve months, at the Company’s expense.

Meng Li

On January 11, 2017, Avalon Shanghai entered into an Executive Employment Agreement with Meng Li, the Company’s COO and Secretary. Pursuant to the agreement, Ms. Li was employed as Chief Operating Officer and President of Avalon Shanghai initially through November 30, 2019, unless earlier terminated pursuant to the terms of the agreement. On February 20, 2020, the Company entered into a Letter Agreement with Meng Li pursuant to which the term of Ms. Li’s Executive Employment Agreement entered between the Company’s subsidiary and Ms. Li dated January 11, 2017 was extended an additional three years.

During the term of the agreement, Ms. Li is entitled to a base salary and will be eligible for a discretionary performance bonus, equity awards and to participate in employee benefits plans as Avalon Shanghai may institute from time to time at the discretion of its Board of Directors. On January 3, 2019, the Company entered into a Letter Agreement with Ms. Li, pursuant to which her annual base salary set forth in her employment agreement was increased to $340,000 effective January 1, 2019, except that Ms. Li agreed to a salary reduction as set forth in the table above for the years ended December 31, 2024 and 2023 as part of the Company’s cost reduction measures. Pursuant to the agreement, Ms. Li may be terminated for “cause” as defined and Ms. Li may resign for “good reason” as defined. In the event Ms. Li is terminated without cause or resigns for good reason, Avalon Shanghai will be required to pay Ms. Li all accrued salary and bonuses, reimbursement for all business expenses and Ms. Li’s salary for one year. In the event Ms. Li is terminated with cause, resigns without good reason, dies or is disabled, Avalon Shanghai will be required to pay Ms. Li all accrued salary and bonuses and reimbursement for all business expenses. Under the agreement Ms. Li is subject to confidentiality, non-compete and non-solicitation restrictions.

There have been no changes to Ms. Li’s compensation arrangements as a result of her appointment, effective November 30, 2025, as Chief Executive Officer.

Option Exercises and Stock Vested

There were no options exercised by our executive officers or stock vested to our executive officers during the year ended December 31, 2024.

Outstanding Equity Awards at 2024 Fiscal Year End

The following table sets forth information with respect to the outstanding equity awards of our named executive officers at December 31, 2024:

	Outstanding Equity Awards
	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (Exercisable) (#)	Number of securities underlying unexercised options (Unexercisable) (#)	Equity incentive plan awards: Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
David Jin	2,667	—	2,667	228.00	2/18/2030	—	—	—	—

Luisa Ingargiola	13,333	—	13,333	75.00	2/8/2027	—	—	—	—
	2,667	—	2,667	228.00	2/18/2030	—	—	—	—

Meng Li	2,000	—	2,000	228	2/18/2030	—	—	—	—

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have any formal policy that requires us to grant, or avoid granting, stock options at particular times. Consistent with its annual compensation cycle, if options are to be granted, the Compensation Committee generally seeks to grant annual stock option awards after its Annual Report on Form 10-K has been filed. The timing of any stock option grants in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of stock options occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

No stock options were issued to executive officers in 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

No Pension Benefits

We do not maintain any plan that provides for payments or other benefits to its executive officers at, following or in connection with retirement and including, without limitation, any tax-qualified defined benefit plans or supplemental executive retirement plans.

No Nonqualified Deferred Compensation

We do not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Pay Versus Performance

Pay Versus Performance Table

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” below is disclosure regarding executive compensation for our principal executive officer (“PEO,” also known as our CEO), and other Named Executive Officers and company financial performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. Pursuant to SEC rules, the information in this “Pay Versus Performance” section shall not be deemed to be incorporated by reference into any Avalon GloboCare Corp. filing under the Securities Act or Exchange Act, unless expressly incorporated by specific reference in such filing.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(2)	Net Loss ($)
2024	180,000	180,000	277,736	175,000	4	(7,903,394)
2023	330,000	330,000	315,122	315,122	9	(16,707,010)

____________

(1)      Our PEO for 2024 and 2023 was David Jin, our current Chief Executive Officer and President. Our other Named Executive Officers for 2024 and 2023 were Luisa Ingargiola, our Chief Financial Officer, and Meng Li, our Chief Operating Officer.

(2)      Total Shareholder Return (“TSR”) illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in our common stock on December 31, 2022.

Pay Versus Performance Relationships Descriptions

Relationship between “Compensation Actually Paid” and TSR

There is a limited relationship between TSR and our PEO and Named Executive Officers “compensation actually paid.” This is primarily because “compensation actually paid” is principally driven by fixed cash compensation. In addition, for the periods reported in the table, we did not use TSR as a measure of our performance in any of our executive compensation plans.

Relationship between “Compensation Actually Paid” and Net Loss

There is a limited relationship between net loss and our PEO and Named Executive Officers “compensation actually paid.” This is primarily because “compensation actually paid” is principally driven by fixed cash amount. In addition, for the periods reported in the table, we did not use net loss as a measure of our performance in any of our executive compensation plans.

DIRECTOR COMPENSATION

2024 Director Compensation Table

The following table sets forth information concerning the compensation earned or paid to our non-employee directors during the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	Non-equity Incentive Plan Compensation $	Change in Pension Value and Non- Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Wenzhao “Daniel” Lu	100,000	—	—	—	—	—	100,000
Lourdes Felix(1)	70,000	—	2,697	—	—	—	72,697
Steven A. Sanders(2)	70,000	—	2,697	—	—	—	72,697
William B. Stilley III(3)	70,000	—	2,697	—	—	—	72,697
Wilbert J. Tauzin II(4)	25,000	—	4,697	—	—	—	29,697
Tevi Troy(5)	60,000	—	2,697	—	—	—	62,697

____________

(1)      Ms. Felix’s 2024 compensation consisted of cash of $70,000 and 533 stock options vested and valued at $2,697.

(2)      Mr. Sanders’s 2024 compensation consisted of cash of $70,000 and 533 options vested and valued at $2,697.

(3)      Mr. Stilley’s 2024 compensation consisted of cash of $70,000 and 533 options vested and valued at $2,697.

(4)      Mr. Tauzin’s 2024 compensation consisted of cash of $25,000 and 1,333 options vested and valued at $4,697.

(5)      Dr. Troy’s 2024 compensation consisted of cash of $60,000 and 533 options vested and valued at $2,697.22.

REPORT OF THE AUDIT COMMITTEE

The undersigned members of the Audit Committee of the Board of Directors of Avalon GloboCare Corp. (the “Company”) submit this report in connection with the Audit Committee’s review of the financial reports for the fiscal year ended December 31, 2024 as follows:

1.      The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2024.

2.      The Audit Committee has discussed with representatives of M&K CPAS PLLC, the Company’s independent public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (“SEC”).

3.      The Audit Committee has discussed with M&K CPAS PLLC the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB.

In addition, the Audit Committee considered whether the provision of non-audit services by M&K CPAS PLLC was compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company (and the Board of Directors of the Company has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Audit Committee of Avalon GloboCare Corp.
William Stilley
Tevi Troy
Steven Sanders

The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Exchange Act, or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

Equity Compensation Plan Information

Amended and Restated 2020 Stock Incentive Plan

On August 29, 2023, the Board adopted the Avalon GloboCare Corp. Amended and Restated 2020 Stock Incentive Plan (the “Amended and Restated 2020 Plan”), subject to stockholder approval, which was received on December 19, 2023. The Amended and Restated 2020 Plan provides for the grant of incentive stock options that are intended to qualify under Section 422 of the Code (“ISOs”), nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards and performance-based cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to the Company’s non-employee directors, consultants and other advisors.

A total of 133,333 shares of our common stock were initially available under the Amended and Restated 2020 Plan. In addition, the number of shares of our common stock reserved for issuance under the Amended and Restated 2020 Plan automatically increases on January 1 of each year, beginning on January 1, 2024, by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. On January 1, 2024 and 2025, the number of shares of our common stock reserved for issuance under the Amended and Restated 2020 Plan was increased by 7,333 and 14,425 shares, respectively. As of October 31, 2025, a total of 128,959 shares of our common stock were available for issuance under the Amended and Restated 2020 Plan, including shares that are the subject of outstanding awards as of such date.

Clawback/Recoupment.    Awards granted under the Amended and Restated 2020 Plan are subject to the requirement that the awards be forfeited or amounts repaid to the Company after they have been distributed to the participant (i) to the extent set forth in an award agreement or (ii) to the extent covered by any clawback or recapture policy adopted by the Company from time to time (including the Clawback Policy adopted by the Board on November 16, 2023), or any applicable laws that impose mandatory forfeiture or recoupment, under circumstances set forth in such applicable laws.

Amendment, Termination.    Our Board may at any time amend, suspend or terminate the Amended and Restated 2020 Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the Board may not (i) increase the number of shares of our common stock available under the Amended and Restated 2020 Plan, (ii) change the group of individuals eligible to receive awards, or (iii) extend the term of the Amended and Restated 2020 Plan.

2020 Incentive Stock Plan

On June 12, 2020, the Board adopted the Avalon GloboCare Corp. 2020 Incentive Stock Plan (the “2020 Plan”), subject to stockholder approval, which was received on August 4, 2020.

The general purpose of the 2020 Plan is to provide a means whereby eligible directors, officers, employees or consultants to the Company develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. We believe that the 2020 Plan advances the Company’s interests by enhancing our ability to (i) attract, retain and reward employees, officers, directors and consultants who are in a position to make significant contributions to our success; (ii) encourage our employees, officers, directors and consultants to take into account our long-term interests through ownership of our shares of our common stock; and (iii) to provide incentives for such persons to exert maximum efforts for our success.

The Board has reserved 33,333 shares of our common stock for issuance under the 2020 Plan, subject to customary adjustments for stock splits, stock dividends or similar transactions. Under the 2020 Plan, awards may be made in the form of options to purchase shares of our common stock, as well as restricted shares of our common stock and restricted stock units payable in shares of our common stock. Options may be granted which are intended to qualify as ISOs under Section 422 of the Code or which are not intended to qualify as ISOs thereunder. However, ISOs may only be granted to employees. If any option granted under the 2020 Plan terminates without having been exercised in full or if any award is forfeited, or if shares otherwise issuable are withheld to satisfy tax withholding obligations, the number of shares of our common stock as to which such option or award was forfeited or withheld will be available for future grants under the 2020 Plan.

The 2020 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

2019 Incentive Stock Plan

On June 7, 2019, the Board adopted the Avalon GloboCare Corp. 2019 Incentive Stock Plan (the “2019 Plan”), subject to stockholder approval, which was received on August 6, 2019. There are 33,333 shares of our common stock reserved for issuance under the 2019 Plan, subject to customary adjustments for stock splits, stock dividends or similar transactions. As of October 31, 2025, 6,213 shares remained available for issuance under the 2019 Plan.

The following table provides information with respect to our 2019 Plan, 2020 Plan, and Amended and Restated 2020 Plan under which equity compensation was authorized as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under the 2019 Plan and 2020 Plan (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders:
Amended and Restated 2020 Plan	12,667	(1)	$3.46	(2)	142,424
2020 Plan	33,221	(3)	$54.53	(2)	112
2019 Plan	27,120	(4)	$275.44	(2)	6,213
Total	73,008		$12.36	(2)	148,749
Equity compensation plans not approved by security holders	—		—		—
Total	73,008		$12.36		148,749

____________

(1)      Includes 1,867 shares of our common stock issuable upon exercise of outstanding options and 10,800 shares of our common stock issuable pursuant to outstanding restricted stock units.

(2)      The weighted average exercise price does not take into account the shares issuable pursuant to outstanding restricted stock units, which have no exercise price.

(3)      Includes 30,047 shares of our common stock issuable upon exercise of outstanding options and 3,147 shares of our common stock issuable pursuant to outstanding restricted stock units.

(4)      Includes 26,800 shares of our common stock issuable upon exercise of outstanding options and 320 shares of our common stock issuable pursuant to outstanding restricted stock units.

Security Ownership of Certain Beneficial Owners and Management

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of the outstanding common stock by:

•        Any holder of more than 5%;

•        Each of our Named Executive Officers and directors; and

•        Our executive officers and directors as a group.

Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned		Percentage of Common Stock(2)
Named Executive Officers and directors:
Wenzhao “Daniel” Lu	238,928		5.6%
David Jin, MD, PhD(3)	105,667	(4)	2.5%
Meng Li(3)	36,334	(5)	*
Luisa Ingargiola	16,000	(6)	*
Steven A. Sanders	2,665	(7)	*
Wilbert J. Tauzin II	5,303	(8)	*
William B. Stilley III	2,665	(9)	*
Tevi Troy	2,665	(10)	*
Lourdes Felix	1,586	(11)	*
All executive officers and directors as a group (9 persons)	411,813	(12)	9.6%

____________

*        Less than 1.0%.

(1)      Except as otherwise indicated, the address of each beneficial owner is c/o Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728.

(2)      Applicable percentage ownership is based on 4,252,009 shares of our common stock outstanding as of the Record Date, together with securities exercisable or convertible into shares of our common stock within 60 days of the Record Date for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)      On November 12, 2025, Dr. Jin notified us of his intent to resign as our Chief Executive Officer and as a director, effective November 30, 2025, as a result of a personal health issue. On November 13, 2025, the Board appointed Ms. Li, our current Chief Operating Officer, as interim Chief Executive Officer, effective November 30, 2025.

(4)      Represents (i) 103,000 shares of our common stock and (ii) 2,667 shares of our common stock that the reporting person has the right to acquire upon exercise of stock options within 60 days of the Record Date.

(5)      Represents (i) 34,334 shares of our common stock and (ii) 2,000 shares of our common stock that the reporting person has the right to acquire upon exercise of stock options within 60 days of the Record Date.

(6)      Represents 16,000 shares of our common stock that the reporting person has the right to acquire upon exercise of stock options within 60 days of the Record Date.

(7)      Represents 2,665 shares of our common stock that the reporting person has the right to acquire upon exercise of stock options within 60 days of the Record Date.

(8)      Represents (i) 1,037 shares of our common stock and (ii) 4,266 shares of our common stock that the reporting person has the right to acquire upon exercise of stock options within 60 days of the Record Date.

(9)      Represents 2,665 shares of our common stock that the reporting person has the right to acquire upon exercise of stock options within 60 days of the Record Date.

(10)    Represents 2,665 shares of our common stock that the reporting person has the right to acquire upon exercise of stock options within 60 days of the Record Date.

(11)    Represents 1,586 shares of our common stock that the reporting person has the right to acquire upon exercise of stock options within 60 days of the Record Date.

(12)    Includes 34,514 shares of our common stock that our executive officers and directors have the right to acquire upon exercise of stock options within 60 days of the Record Date.

Transactions with Related Persons

Other than compensation arrangements for our Named Executive Officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2023 to which we were a party or will be a party, in which:

•        The amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average total assets of the Company at year end for the last two completed fiscal years; and

•        Any of our directors, executive officers, promoters or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our Named Executive Officers and directors are described in the section entitled “Executive Compensation.”

Rental Revenue from Related Party and Rent Receivable — Related Party

The Company leases space of its commercial real property located in New Jersey to D.P. Capital Investments LLC, which is controlled by Wenzhao “Daniel” Lu, the Company’s Chairman of the Board of Directors. The term of the related party lease agreement is five years commencing on May 1, 2021 and will expire on April 30, 2026.

For both the years ended December 31, 2024 and 2023, the related party rental revenue amounted to $50,400 and has been included in real property rental revenue on the accompanying consolidated statements of operations and comprehensive loss. At December 31, 2024 and 2023, the related party rent receivable totaled $0 and $124,500, respectively, which has been included in rent receivable on the accompanying consolidated balance sheets. For both the six months ended June 30, 2025 and 2024, the related party rental revenue amounted to $25,200 and has been included in real property rental revenue on the accompanying condensed consolidated statements of operations and comprehensive loss.

Services Provided by Related Party

From time to time, Wilbert Tauzin, a director of the Company, and his son provide consulting services to the Company. As compensation for professional services provided, the Company recognized consulting expenses of $63,644 and $86,528 for the years ended December 31, 2024 and 2023, respectively, which have been included in professional fees on the accompanying consolidated statements of operations and comprehensive loss. As of both December 31, 2024 and 2023, the accrued and unpaid services charge related to this director’s son amounted to $15,000, which have been included in accrued professional fees on the accompanying consolidated balance sheets. As of June 30, 2025, the accrued and unpaid services charge related to this director’s son amounted to $2,733, which has been included in accrued professional fees on the accompanying condensed consolidated balance sheets.

Accrued Liabilities and Other Payables — Related Parties

In 2017, the Company acquired Beijing Genexosome for a cash payment of $450,000. As of both December 31, 2024 and 2023, the unpaid acquisition consideration of $100,000, was payable to Dr. Yu Zhou, former director and former co-chief executive officer and 40% owner of Genexosome, and has been included in accrued liabilities and other payables — related parties on the accompanying consolidated balance sheets.

From time to time, Lab Services MSO paid shared expense on behalf of the Company. In addition, Lab Services MSO made a payment of $566,667 for equity method investment payable on behalf of the Company in 2024. During the first quarter of 2025, to preserve cash, the Company entered into discussions with Lab Services MSO for the potential redemption of our investment and on February 26, 2025, the Company and Lab Services MSO entered into a Redemption and Abandonment Agreement, whereby Lab Services MSO redeemed the 40% equity interest in Lab Services MSO held by the Company for cash and the surrender of its Series B Preferred Stock having a carrying value of $11,000,000. The aggregate cash amount to the Company for the redemption was $1,745,000, to be paid as follows: one payment of $95,000 at the closing of the redemption and, beginning in March 2025, monthly payments of $75,000 until December 2026. In addition, pursuant to the terms of the Redemption Agreement, all shares of the Company’s Series B Preferred Stock previously issued to SCBC Holdings LLC as partial consideration for the equity interests of Laboratory Services MSO, were permanently surrendered and relinquished to the Company for no additional consideration. The difference of $2,348,695 between the carrying value of the extinguished Series B Preferred Stock, the aggregate cash amount to the Company for the redemption, net of payables due to Lab Services MSO of $632,916, totaling $13,377,916, and the carrying value of the equity method investment of $11,029,221 was accounted for as an increase to additional paid-in capital (See Note 10 - Series B Convertible Preferred Stock Extinguished Related to Sale of Equity Method Investment). As of June 30, 2025 and December 31, 2024, the balance due to Lab Services MSO amounted to $0 and $632,916, respectively, which has been included in accrued liabilities and other payables — related parties on the accompanying condensed consolidated balance sheets. As of December 31, 2023, the balance due to Lab Services MSO amounted to $72,746, which has been included in accrued liabilities and other payables — related parties on the accompanying consolidated balance sheets.

As of December 31, 2024 and 2023, $0 and $33,712 of accrued and unpaid interest related to borrowings from Wenzhao “Daniel” Lu, the Company’s Chairman of the Board of Directors, respectively, have been included in accrued liabilities and other payables — related parties on the accompanying consolidated balance sheets.

Borrowings from Related Party

Line of Credit

On August 29, 2019, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) providing the Company with a $20 million line of credit (the “Line of Credit”) from Mr. Lu, the Company’s chairman of the Board of Directors. The Line of Credit allowed the Company to request loans thereunder and to use the proceeds of such loans for working capital and operating expense purposes until the facility matured on December 31, 2024. The loans are unsecured and are not convertible into equity of the Company. Loans drawn under the Line of Credit bear interest at an annual rate of 5% and each individual loan is payable three years from the date of issuance. The Company has a right to draw down on the line of credit and not at the discretion of Mr. Lu, the related party lender. The Company may, at its option, prepay any borrowings under the Line of Credit, in whole or in part at any time prior to maturity, without premium or penalty. The Line of Credit Agreement includes customary events of default. If any such event of default occurs, Mr. Lu may declare all outstanding loans under the Line of Credit to be due and payable immediately.

In the years ended December 31, 2024 and 2023, activity recorded for the Line of Credit is summarized in the following table:

Outstanding principal under the Line of Credit at January 1, 2023	$—
Draw down from Line of Credit	850,000
Outstanding principal under the Line of Credit at December 31, 2023	850,000
Repayment of Line of Credit	(400,000)
Reclassification of Line of Credit to advance from related party	(450,000)
Outstanding principal under Line of Credit at December 31, 2024	$—

For the years ended December 31, 2024 and 2023, the interest expense related to related party borrowing amounted to $42,445 and $33,712, respectively, and has been reflected as interest expense — related party on the accompanying consolidated statements of operations and comprehensive loss.

As of December 31, 2024 and 2023, the related accrued and unpaid interest for Line of Credit was $0 and $33,712, respectively, and has been included in accrued liabilities and other payables — related parties on the accompanying consolidated balance sheets.

Membership Interest Purchase Agreement

On November 17, 2023, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Mr. Lu, the Company’s Chairman of the Board of Directors, pursuant to which (i) Mr. Lu agreed to acquire from the Company 30% of the total outstanding membership interests of Avalon RT 9, a wholly owned subsidiary of the Company, for a cash purchase price of $3,000,000 (the “Acquisition”), and (ii) for a period of twelve months following the closing of the Acquisition, Mr. Lu shall have the option to purchase from the Company up to an additional 70% of the outstanding membership interests of Avalon RT 9 for a purchase price of up to $7,000,000 (the “Option”), subject to the terms and conditions of a membership interest purchase agreement to be negotiated and entered into between the Purchaser and the Company at such time that the Purchaser desires to exercise the Option.

The Company received $3,108,106 and $485,714 from Mr. Lu as of December 31, 2024 and 2023, respectively, which was recorded as advance from pending sale of noncontrolling interest — related party on the accompanying consolidated balance sheets. The Acquisition is expected to be closed in the fourth quarter of 2025.

Series D Convertible Preferred Stock Issued in Exchange of Series A Convertible Preferred Stock

On January 9, 2025, the Company entered into an exchange agreement with Mr. Lu, the Company’s Chairman of the Board of Directors, pursuant to which Mr. Lu exchanged 9,000 shares of Series A Preferred Stock of the Company, having a carrying value of $9,000,000, for 5,000 shares of Series D Preferred Stock of the Company. The Company determined that the exchange of the Series A Preferred Stock for the Series D Preferred Stock resulted in the extinguishment of the Series A Preferred Stock. As a result, the difference between the carrying amount of the Series A Preferred Stock and the fair value of the Series D Preferred Stock of $162,473 was recognized as a deemed contribution in the six months ended June 30, 2025 that increased additional paid-in capital and income available to common shareholders in calculating earnings per share (See Note 10 — Series D Convertible Preferred Stock Issued in Exchange of Series A Convertible Preferred Stock).

Policies and Procedures for Related Party Transactions

Our Board has adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a transaction with us without the prior consent of our Board acting through the Audit Committee or, in certain circumstances, the Chairman of the Audit Committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our Audit Committee, or in certain circumstances the Chairman of our Audit Committee, for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee, or the Chairman of our Audit Committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

Director Independence

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Steven A. Sanders, Lourdes Felix, William B. Stilley, III, and Tevi Troy do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq and SEC rules.

PROPOSAL NO. 2: RATIFY THE APPOINTMENT OF M&K AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025

M&K served as our independent registered public accounting firm for the year ended December 31, 2024. Marcum LLP served as our independent registered public accounting firm for the year ended December 31, 2023. The Audit Committee appointed M&K and directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of the vote with respect to Proposal No. 2. However, if stockholders do not ratify the selection of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2025, our Audit Committee may reconsider the selection of M&K as our independent registered public accounting firm.

Neither M&K nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Aggregate fees billed to the Company for professional services rendered by M&K and Marcum LLP during the last two years were as follows:

Principal Accountant Fees and Services

The following table summarizes the fees paid for professional services rendered by M&K and Marcum LLP for each of the last two fiscal years:

	M&K		Marcum LLP
Fee Category	2024	2023	2024	2023
Audit Fees(1)	$137,000	$—	$287,244	$292,005
Audit-related Fees(2)	—	—	—	198,158
Tax Fees(3)	—	—	—	—
All Other Fees(4)	—	—	—	—
Total Fees	$137,000	$—	$287,244	$490,163

____________

(1)      Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements, review of our Annual Report on Form 10-K, and review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements, including registration statements.

(2)      Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit and or review of our consolidated financial statements and are not reported under “Audit Fees”, such as audits and reviews in connection with the acquisition of Lab Services MSO.

(3)      Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning.

(4)      All other fees consist of ees for products and services other than the services reported above.

Pre-Approval Policy and Procedures

The current policy of the directors, acting as the Audit Committee, is to approve the appointment of the principal auditing firm and any permissible audit-related services. Fees charged by the auditor were approved by the Board with engagement letters signed by the Audit Committee Chairman.

The Audit Committee is responsible for the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditor. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by the auditor. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by the auditor which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by the auditor. The Audit Committee has approved all audit and permitted non-audit services performed by the auditor for the year ended December 31, 2024.

Attendance at Annual Meeting

Representatives of M&K are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Vote Required

This Proposal No. 2 requires the affirmative vote of a majority of the total votes properly cast at the Annual Meeting, in person or by proxy. As a result, abstentions, if any, will not affect the outcome of the vote on this proposal.

The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of the vote with respect to Proposal No. 2. However, if stockholders do not ratify the selection of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2025, our Audit Committee may reconsider the selection of M&K as our independent registered public accounting firm.

Approval of Proposal No. 2 is not conditioned upon approval of any other proposal.

Recommendation

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF M&K AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2026 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2026 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Exchange Act must be received by us no later than July 17, 2026 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728, Attn.: Secretary.

Our bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the annual meeting together with supporting documentation as well as be present at such meeting, either in person or by representative. For our 2026 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later October 1, 2026 and no earlier than September 1, 2026; provided, however, that in the event the annual meeting is scheduled to be held more than 30 days before the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”) or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if received by our Secretary at our principal executive office not later than the close of business on the later of (i) the 90th day prior to the scheduled date of such annual meeting; and (ii) the 10th day following the day on which such public announcement of the date of such annual meeting is first made by us. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728, Attn.: Secretary.

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at the 2026 Annual Meeting of Stockholders, you must also provide the notice and additional information required by Rule 14a-19 to: Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728, Attn.: Secretary, no later than August 8, 2025. This deadline under Rule 14a-19 does not supersede any of the timing requirements for advance notice under our bylaws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws as described in this section and it shall not extend any such deadline set forth under our bylaws.

ANNUAL REPORT

A copy of our 2024 Annual Report on Form 10-K (including our audited financial statements) filed with the SEC is enclosed herewith. Upon written request to the Company, the exhibits set forth on the exhibit index of our Annual Report on Form 10-K may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits). Additional copies of our 2024 Annual Report on Form 10-K (including our audited financial statements) may be obtained without charge by writing to Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, New Jersey, 07728, Attn.: Secretary.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, NJ 07728, Attn.: Secretary, or by phone at (732) 780-4400. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present at the Annual Meeting of any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors
November 14, 2025	/s/ Wenzhao Lu
Freehold, New Jersey	Wenzhao “Daniel” Lu
Chairman of the Board of Directors

SCAN TO VIEW MATERIALS & VOTE AVALON GLOBOCARE CORP. 4400 ROUTE 9 SOUTH, SUITE 3100 FREEHOLD, NJ 07728 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 29, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ALBT2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 29, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V81294-Z91588 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AVALON GLOBOCARE CORP The Board of Directors recommends you vote “FOR” the election of the named nominees as directors: 1. Election of Directors ominees: For Withhold 1a. Wenzhao “Daniel” Lu 1b. Lourdes Felix 1c. Steven A. Sanders 1d. William B. Stilley, III 1e. Wilbert J. Tauzin II 1f. Tevi Troy The Board of Directors recommends you vote “FOR” the following proposal: For Against Abstain 2. Proposal to ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

Avalon GloboCare Corp. PROXY FOR ANNUAL MEETING TO BE HELD ON DECEMBER 30, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints Luisa Ingargiola and Meng Li or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint her substitute, to represent and to vote all the shares of the common stock of Avalon GloboCare Corp. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on December 30, 2025 at 9:00 a.m., Eastern Time, and any postponements or adjournments thereof, subject to the directions indicated on the reverse side hereof. The Annual Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/ALBT2025. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof. This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side